UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2024

Revance Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36297	77-0551645
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1222 Demonbreun Street, Suite 2000, Nashville, Tennessee, 37203
(Address of principal executive offices and zip code)

(615) 724-7755
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RVNC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 26, 2024, Revance Therapeutics, Inc. (the “Company”) and Ajinomoto Althea, Inc. dba Ajinmoto Bio-Pharma Services, a contract development and manufacturing organization (“ABPS”), entered into Amendment No. 2 to the Technology Transfer, Validation and Commercial Fill/Finish Services Agreement (the “Amendment”) in connection with the supply of DAXXIFY®. ABPS provides drug product manufacturing services for the Company at its aseptic manufacturing facility in San Diego, California. The Company entered into the Technology Transfer, Validation and Commercial Fill/Finish Services Agreement with ABPS on March 14, 2017 and Amendment No. 1 to the Technology Transfer, Validation and Commercial Fill/Finish Services Agreement on December 18, 2020 (together with the Amendment, the “Services Agreement”), as previously disclosed on Current Reports on Form 8-K filed on March 15, 2017 and December 22, 2020, respectively.

The Amendment, among other things, extended the term of the ABPS Services Agreement through December 31, 2027 (unless sooner terminated by either party in accordance with the terms of the Services Agreement) and modified our remedies with respect to non-conforming products and delays.

The foregoing summary of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, portions of which may be subject to confidential treatment.

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On February 28, 2024, the Company issued a press release announcing its financial results for the three months and fiscal year ended December 31, 2023 and the Company's financial outlook for 2024. The press release also provided an update regarding the commercialization of the Company's aesthetics portfolio, DAXXIFY® therapeutics launch and other corporate developments. A copy of the press release regarding the financial results is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02 and in the press release furnished as Exhibit 99.1 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the press release furnished as Exhibit 99.1 to this report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 8, 2024, the Company announced that Mr. Sjuts is stepping down from his current position as President of the Company, effective as of March 31, 2024. In connection with the elimination of his role and Mr. Sjuts’ separation from the Company, the Company entered into a separation and consulting agreement, dated February 23, 2024 (the “Separation Agreement”), with Mr. Sjuts providing for (i) a release of claims against the Company, (ii) cash severance payments to Mr. Sjuts in an amount equal to 18 months of Mr. Sjuts’ 2023 base salary, paid in equal installments on the Company’s regular payroll schedule over the 18 month period following the separation date; and (iii) certain health care continuation benefits. The Separation Agreement also provides for a consulting period from April 1, 2024 through March 31, 2025 (the “Consulting Period”). During the Consulting Period, Mr. Sjuts’s current outstanding options, restricted stock, performance stock and performance stock units will continue to be eligible to vest.

The preceding summary of the terms of the Separation Agreement is qualified in its entirety by reference to, and should be read in connection with, the complete copy of the Separation Agreement, a copy of which has been filed as Exhibit 10.2 hereto and incorporated by reference herein.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Number	Description
10.1	Amendment No. 2 to the Technology Transfer, Validation and Commercial Fill/Finish Services Agreement dated February 26, 2024, by and between Revance Therapeutics, Inc. and Ajinomoto Althea, Inc.
10.2	Separation Agreement dated February 23, 2024 by and between Revance Therapeutics, Inc. and Dustin Sjuts
99.1	Press Release dated February 28, 2024
104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 28, 2024	Revance Therapeutics, Inc.

		By:	/s/ Tobin C. Schilke
Tobin C. Schilke
Chief Financial Officer